                                                                  Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Intervisual Books, Inc.
Santa Monica, California



        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 21, 1997, relating to the consolidated financial statements and schedule of Intervisual Books, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                        BDO SEIDMAN, LLP


Los Angeles, California
August 15, 1997